Exhibit 4.3

INCENTIVE STOCK OPTION GRANT AGREEMENT

CHRONOSCALE HOLDINGS CORPORATION

This Stock Option Grant Agreement (the “Grant Agreement”) is made and entered into effective on the Date of Grant set forth in Exhibit A (the “Date of Grant”) by and between ChronoScale Holdings Corporation, a Nevada corporation (the “Company”), and the individual named in Exhibit A hereto (the “Participant”).

WHEREAS, the Company desires to provide the Participant an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to grant the Participant an option pursuant to the ChronoScale Holdings Corporation 2026 Omnibus Equity Incentive Plan (as amended, restated or otherwise modified from time to time, the “Plan”), to acquire the Company’s common stock, par value $0.001 per share (the “Common Stock”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the parties hereto agree as follows:

1. Grant. The Company hereby grants the Participant an Incentive Stock Option (the “Option”) to purchase up to the number of shares of Common Stock (the “Shares”) set forth in Exhibit A hereto at the exercise price per Share (the “Exercise Price”) set forth in Exhibit A, and on the vesting schedule set forth in Exhibit A, subject to the terms and conditions set forth herein and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined in this Grant Agreement shall have the meanings as set forth in the Plan.

This Option is intended to qualify as an Incentive Stock Option (“ISO”) under Section 422 of the Code. However, notwithstanding such designation, if the Participant becomes eligible in any given year to exercise ISOs for Shares having a Fair Market Value in excess of $100,000, those options representing the excess shall be treated as Non-Qualified Stock Options. In the previous sentence, “ISOs” include ISOs granted under any plan of the Company or any parent or any Subsidiary of the Company. For the purpose of deciding which options apply to Shares that “exceed” the $100,000 limit, ISOs shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. The Participant hereby acknowledges that there is no assurance that the Option will, in fact, be treated as an Incentive Stock Option under Section 422 of the Code.

2. Exercise Period Following Termination of Continuous Service. This Option shall terminate and be canceled to the extent not exercised within ninety (90) days after the Participant’s Continuous Service terminates, except that if such termination is due to the death or Disability of the Participant, this Option shall terminate and be canceled one (1) year from the date of termination of Continuous Service. Notwithstanding the foregoing, in the event that the Participant’s Continuous Service is terminated for Cause (or without Cause when grounds for Cause exist), then the Option shall immediately terminate on the date of such termination of Continuous Service and shall not be exercisable for any period following such date. In no event, however, shall this Option be exercised later than the Expiration Date set forth in Exhibit A and except as determined by the Committee, in no event shall this Option be exercised for more Shares than the Shares which otherwise have become exercisable as of the date of termination.

3. Method of Exercise. This Option is exercisable by delivery to the Company of an exercise notice (the “Exercise Notice”) in a form satisfactory to the Committee or by such other form or means as the Committee may permit or require. A sample Exercise Notice is attached as Exhibit B. The Committee may, however, require Participant to submit a different form of Exercise Notice. Any Exercise Notice shall state or provide the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and include such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares in (i) cash; (ii) check; or (iii) such other manner as is acceptable to the Committee, provided that such form of consideration is permitted by the Plan and by Applicable Law. Upon exercise of the Option by the Participant and prior to the delivery of such Exercised Shares, the Company shall have the right to require the Participant to satisfy applicable Federal and state income tax withholding requirements and the Participant’s share of applicable employment withholding taxes in a method satisfactory to the Company. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with Applicable Law; assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Shares.

4. Acceptance. To accept the Option, please execute and return this Grant Agreement where indicated (including acceptance via an electronic platform maintained by the Company or a third party administrator engaged by the Company) no later than six (6) months from the Date of Grant (the “Acceptance Deadline”). By executing this Grant Agreement and accepting the Option, you will have agreed to all the terms and conditions set forth in this Grant Agreement and the Plan. The grant of the Option will be considered null and void, and acceptance of the Option will be of no effect, if you do not execute and return this Grant Agreement by the Acceptance Deadline.

5. Covenants Agreement. This Option shall be conditioned on the Participant’s execution of the Employee Non-Disclosure, Invention Assignment and Restrictive Covenants Agreement attached hereto as Exhibit C, and the Participant’s compliance with its terms. The Option and any Exercised Shares shall be subject to forfeiture at the election of the Company, without payment of consideration, in the event that the Participant breaches the Employee Non-Disclosure, Invention Assignment and Restrictive Covenants Agreement, or any other agreement between the Participant and the Company or any of its Affiliates with respect to noncompetition, nonsolicitation, no-hire, nondisparagement, assignment of inventions and contributions and/or nondisclosure obligations of the Participant (a “Covenant Breach”).

To the maximum extent permitted by applicable law, to the extent the Participant previously sold, transferred, or otherwise disposed of all or any portion of the Exercised Shares as of the date of the Covenant Breach, whether voluntarily or involuntarily, the Company shall have the right to claw back, and the Participant shall immediately pay to the Company in cash, an amount per share of Exercised Shares previously sold, transferred, or otherwise disposed of equal to one hundred percent (100%) of the aggregate amount of proceeds received by the Participant (or any designee of the Participant, including any dependent or beneficiary of the Participant) with respect to the sale, transfer, or other disposition of each such share, without any deduction for transaction costs, broker fees, taxes, or other expenses similar to any of the foregoing. For avoidance of doubt, the Company’s remedies pursuant to this Section 5 shall not be deemed an election of remedies precluding the further exercise of remedies.

For illustration purposes only, in the event that (i) the Participant was granted 100,000 Options at an Exercise Price of $5.00 per Share, (ii) exercised the Option with respect to 50,000 Shares, effective as of a date when the Fair Market Value per Share was $10.00, (iii) the Participant subsequently sold 20,000 of such Exercised Shares for a sale price of $15.00 per Share (for aggregate proceeds of $300,000), and (iv) a Covenant Breach subsequently occurs, then (A) the Company shall have the right to elect for the Option (to the extent unexercised) and any remaining 30,000 Exercised Shares held by the Participant to be forfeited, without payment of consideration, and (B) the Participant shall be required to immediately pay to the Company, in cash, $300,000, which is one hundred percent (100%) of the aggregate proceeds received in connection with the sale of the 20,000 Exercised Shares (i.e., $300,000).

6. Taxes. By executing this Grant Agreement, Participant acknowledges and agrees that Participant is solely responsible for the satisfaction of any applicable taxes that may be imposed on Participant that arise as a result of the grant, vesting or exercise of the Option, including without limitation any taxes arising under Section 409A of the Code (regarding deferred compensation) or Section 4999 of the Code (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or otherwise indemnify or hold Participant harmless from any or all of such taxes.

7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant and any purported transfer shall be null and void ab initio. The terms of the Plan and this Grant Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

8. Securities Matters. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. The Company shall not be obligated to sell or issue any Shares or Exercised Shares pursuant to this Grant Agreement unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws, or are exempt from registration thereunder. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its sole and absolute discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with Applicable Law.

9. Investment Purpose. The Participant represents and warrants that unless the Shares are registered under the Securities Act, any and all Shares acquired by the Participant under this Grant Agreement will be acquired for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act. The Participant agrees not to sell, transfer or otherwise dispose of such Shares unless they are either (1) registered under the Securities Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of the Company’s counsel.

10. Lock-Up Agreement. The Participant hereby agrees that in the event that the Participant exercises this Option during a period in which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, then, as a condition to such exercise, the Participant shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Participant shall agree to restrictions on transferability of the Shares comparable to the restrictions agreed upon by such directors or officers of the Company.

11. Other Plans. No amounts of income received by the Participant pursuant to this Grant Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its Subsidiaries, unless otherwise expressly provided in such plan.

12. No Guarantee of Continued Service. The Participant acknowledges and agrees that the right to exercise the Option pursuant to the exercise schedule hereof is earned only through Continuous Service and such other requirements, if any, as are set forth in Exhibit A (and not through the act of being hired, being granted an option or purchasing shares hereunder). The Participant further acknowledges and agrees that (i) this Grant Agreement, the transactions contemplated hereunder and the exercise schedule set forth herein do not constitute an express or implied promise of continued employment or service for the exercise period or for any other period, and shall not interfere with the Participant’s right or the right of the Company or its Affiliates to terminate the employment or service relationship at any time, with or without cause, subject to the terms of any written employment agreement that the Participant may have entered into with the Company or any of its Affiliates; and (ii) the Company would not have granted this Option to the Participant but for these acknowledgements and agreements.

13. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company or its Affiliates and the Participant with respect to the subject matter hereof, and except as provided in the Plan, may not be modified in a manner material and adverse to the Participant’s interest except by means of a writing signed by the Company and the Participant. In the event of any conflict between this Grant Agreement and the Plan, the Plan shall be controlling, except as otherwise specifically provided in the Plan. This Grant Agreement shall be construed under the laws of the State of Texas, without regard to conflict of laws principles.

14. Opportunity for Review. The Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Grant Agreement. The Participant has reviewed the Plan and this Grant Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement and fully understands all provisions of the Plan and this Grant Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Grant Agreement. The Participant further agrees to promptly notify the Company upon any change in the residence address indicated herein.

15. Section 409A. This Option is intended to be excepted from coverage under Section 409A and shall be administered, interpreted and construed accordingly. The Company may, in its sole and absolute discretion and without the Participant’s consent, modify or amend the terms of this Grant Agreement, impose conditions on the timing and effectiveness of the exercise of the Option by Participant, or take any other action it deems necessary or advisable, to cause the Option to be excepted from Section 409A (or to comply therewith to the extent the Company determines it is not excepted).

16. Recoupment. Notwithstanding anything to the contrary contained herein, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company, as in effect from time to time, or as is otherwise required by Applicable Law. The recoupment rights under this Section are in addition to, and not in limitation of, the Company’s forfeiture and clawback rights set forth in Section 5.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement as of the date set forth in Exhibit A.

CHRONOSCALE HOLDINGS CORPORATION

By:
Name:
Title:

PARTICIPANT

Name:

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